UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 26, 2016

HCSB FINANCIAL CORPORATION

(Exact Name of Registrant As Specified in Its Charter)

South Carolina

(State or Other Jurisdiction of Incorporation)

000-26995	57-1079444
(Commission File Number)	(I.R.S. Employer Identification No.)

3640 Ralph Ellis Blvd, Loris, South Carolina	29569
(Address of Principal Executive Offices)	(Zip Code)

(843) 756-6333

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On October 27, 2016, HCSB Financial Corporation (the “Company’) issued a press release announcing its financial results for the period ended September 30, 2016. A copy of the press release is attached hereto as Exhibit 99.1.

Item 1.02. Termination of a Material Definitive Agreement

Item 8.01. Other Events

On October 26, 2016, Horry County State Bank (the “Bank”), the wholly-owned subsidiary of the Company, received notification from the Federal Deposit Insurance Corporation and the South Carolina State Board of Financial Institutions (the “Supervisory Authorities”) that the Consent Order it has been operating under since February 10, 2011 was terminated.

The Consent Order included specific requirements related to governance, management, capital, credit quality, earnings and liquidity. The Company filed a copy of the Consent Order with the Securities and Exchange Commission as Exhibit 10.1 to its Form 8-K filed on February 16, 2011.

Although the Consent Order has been terminated, certain regulatory requirements and restrictions remain, including requirements to continue to improve credit quality and earnings, and restriction prohibiting dividend payments without prior approval from the Supervisory Authorities.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number	Description

99.1	Press Release dated October 27, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCSB FINANCIAL CORPORATION

Dated: October 27, 2016	By:	/s/ Jan H. Hollar
Name: Jan H. Hollar
Title: Chief Executive Officer